EXHIBIT 99.1

NEWS RELEASE
COMPUWARE CORPORATION
--------------------------------------------------------------------------------
Corporate Headquarters
One Campus Martius o Detroit, Michigan 48226
(313) 227-7300

For Immediate Release
May 15, 2008

Compuware Closes Year of Growth on High Note; Officially Launches Compuware 2.0

Q4 Results Feature 38 Percent Year-over-year Increase in Software License Fees,
              Seven Percent Year-over-year Increase in Maintenance

DETROIT--May 15, 2008--Compuware Corporation (NASDAQ: CPWR) today announced final financial results for its fourth quarter and fiscal year ended March 31, 2008.

"With an excellent performance in Q4, Compuware closed a solid year of growth on a very high note," said Compuware Chairman and CEO Peter Karmanos, Jr. "For more than 35 years, Compuware has helped its customers economically benefit their businesses through powerful products and talented technical people. In the coming year, we will capitalize further on our heritage by becoming an even more focused, customer-responsive and dynamic company. I expect the results to be strong."

Fiscal Year 2008 Results

During the fiscal year ended March 31, 2008, revenues were $1.23 billion, up from $1.21 billion in the previous fiscal year. Net income--before restructuring charges and capitalized software impairment--was $164.6 million compared to $158.1 million in fiscal 2007. Earnings per share--diluted computation before restructuring charges and capitalized software impairment--were 57 cents, an increase of 27 percent from 45 cents in fiscal 2007, based upon 287.6 million and 351.0 million shares outstanding, respectively. On a GAAP basis, net income was $134.4 million and earnings per share were 47 cents in fiscal 2008.

During fiscal 2008, software license fees were $297.5 million, up from $283.4 million in fiscal 2007. Maintenance revenue was $476.4 million in fiscal 2008, compared to $457.6 million in fiscal 2007. Professional services fees for fiscal 2008 were $455.7 million, compared to $472.0 million in fiscal 2007.

Fourth Quarter Fiscal 2008 Results

Compuware reports fourth quarter net income--before restructuring charges--of $63.1 million on revenues of $338.9 million. On a GAAP basis, net income was $61.2 million in Q4. Earnings per share--diluted computation--were 23 cents, based upon 268.7 million shares outstanding.

During the company's fourth quarter, software license fees were $100.8 million, an increase of 38 percent from $73.2 million in the same quarter last year. Maintenance fees were $126.3 million during the quarter, an increase of more than seven percent from $117.7 million in the same quarter last year. Fourth quarter revenue from professional services was $111.8 million, compared to $122.1 million in the same quarter last year.

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Compuware Closes Year of Growth on High Note; Officially Launches Compuware 2.0
May 15, 2008


Compuware 2.0 Launch

The company today formally launched Compuware 2.0, along with the official introduction of its new global theme "We make IT rock around the world" and a new microsite, www.wemakeitrockaroundtheworld.com.

"Compuware 2.0 is not a campaign, a one-time initiative or a message. Compuware
2.0 is a rebirth based on the company's longtime principles and anchored by definable, actionable and measurable objectives," explained Compuware President and Chief Operating Officer Bob Paul. "While there is a marketing component to Compuware 2.0, the core of this effort is in approaching the market in a fresh way and delivering quantifiable economic value to our customers."

Among the specific objectives for Compuware 2.0 are:

o Instituting and communicating a strategic vision for the company that positions it as a best-in-class provider of solutions that customers--in the markets where Compuware chooses to compete--have a compelling reason to buy.

o Going to market with complete solutions to compelling business problems by combining software, best practices and professional services.

o Establishing and extending a lively, engaging corporate brand identity that customers and employees identify with, understand and trust.

o Deploying a global recruiting, training and career development function to attract and retain the highest quality professionals.

For full details, visit www.wemakeitrockaroundtheworld.com.

Fourth Quarter Fiscal Year 2008 Highlights

During the fourth quarter, Compuware:

o Announced that the company promoted Robert C. Paul to the position of President and Chief Operating Officer, leading the company's products and services operations, Compuware 2.0 effort and other key functions.

o Acquired privately held Hilgraeve, Inc. This acquisition made Compuware Covisint the world's largest on-demand collaboration platform for lab and prescription data sharing.

o Launched a new initiative to provide hospitals and physicians with the means to more effectively navigate the dynamically changing healthcare technology environment. Compuware's IT Service Management for Healthcare initiative drives improved patient care, reduces costs for hospitals and provides significant ROI.

o Announced that Compuware Covisint entered into an agreement to work with Microsoft(R) HealthVault(TM), Microsoft's personal health technology platform. Covisint will provide physicians

Page 3
Compuware Closes Year of Growth on High Note; Officially Launches Compuware 2.0 May 15, 2008


      with better, more efficient and secure access to patients' records by enabling patients to grant provider access to their HealthVault records through Covisint's OnDemand platform.

o Announced that it received Corp! Magazine's award for "Diversity-focused Company." The award is based on the company's commitment to diversity--in race, ethnicity and more--as a business driver.

o Announced the sponsorship of a webcast titled: "Improving Quality in Your Application Delivery Process--A Success Story at Arizona Federal." In the webcast, Kevin Bingham, Assistant Vice President, Information Technology at Arizona Federal presented how his organization leveraged test automation and a structured process to deliver applications without sacrificing budget, time or quality by using Compuware TestPartner.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, this press release uses a non-GAAP measure of net income and earnings per share. The net income and earnings per share disclosures on a non-GAAP basis excluded the impact of restructuring charges and capitalized software impairment. See the attached "Reconciliation of non-GAAP Information" schedule for complete details. Compuware management believes the non-GAAP financial information provided in this release helps investors better understand and assess Compuware's ongoing core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in operating and evaluating its business and as such has determined that it is important to provide this information to investors.

Compuware Corporation

Compuware Corporation (NASDAQ: CPWR) maximizes the value IT brings to the business by helping CIOs more effectively manage the business of IT. Compuware solutions accelerate the development, improve the quality and enhance the performance of critical business systems while enabling CIOs to align and govern the entire IT portfolio, increasing efficiency, cost control and employee productivity throughout the IT organization. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com.

                                      ###

Conference Call Information

Compuware will host a conference call today to discuss these results at 5:00 p.m. Eastern time (21:00 GMT). Interested parties from the United States should call 800-230-1074. For international access, the conference call number is +1-612-332-0107.

A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1-320-365-3844. The replay passcode is 906724. For more information, visit the Compuware Corporation Investor Relations web site at http://www.compuware.com.

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Compuware Closes Year of Growth on High Note; Officially Launches Compuware 2.0
May 15, 2008


Press Contact

Lisa Elkin, Vice President, Communications and Investor Relations,
+1-313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                                      AS OF MARCH 31,
                                                             ------------------------------
                                   ASSETS
                                                                 2008               2007
                                                             ------------      ------------
CURRENT ASSETS:
  Cash and cash equivalents                                  $    215,943      $    260,681
  Investments                                                      70,474           107,062
  Accounts receivable, net                                        535,094           420,774
  Deferred tax asset, net                                          44,374            33,392
  Income taxes refundable, net                                      3,746            58,266
  Prepaid expenses and other current assets                        49,285            41,019
                                                             ------------      ------------
          Total current assets                                    918,916           921,194
                                                             ------------      ------------

INVESTMENTS                                                                          71,391
                                                             ------------      ------------

PROPERTY AND EQUIPMENT, LESS ACCUMULATED
  DEPRECIATION AND AMORTIZATION                                   365,691           385,227
                                                             ------------      ------------

CAPITALIZED SOFTWARE, LESS ACCUMULATED
  AMORTIZATION                                                     61,653            72,276
                                                             ------------      ------------

OTHER:
  Accounts receivable                                             244,388           172,255
  Deferred tax asset, net                                          35,851            15,987
  Goodwill                                                        356,267           353,682
  Other                                                            35,791            37,400
                                                             ------------      ------------
          Total other assets                                      672,297           579,324
                                                             ------------      ------------

TOTAL ASSETS                                                 $  2,018,557      $  2,029,412
                                                             ============      ============

                   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                           $     18,772      $     27,713
  Accrued expenses                                                148,268           141,970
  Income taxes payable, net                                         4,976
  Deferred revenue                                                472,864           359,688
                                                             ------------      ------------
          Total current liabilities                               644,880           529,371

DEFERRED REVENUE                                                  399,548           321,881

ACCRUED EXPENSES                                                   19,513            11,346

DEFERRED TAX LIABILITY, NET                                        27,585            34,666
                                                             ------------      ------------
          Total liabilities                                     1,091,526           897,264
                                                             ------------      ------------

SHAREHOLDERS' EQUITY:
  Common stock                                                      2,616             3,030
  Additional paid-in capital                                      643,544           673,660
  Retained earnings                                               261,754           444,159
  Accumulated other comprehensive income                           19,117            11,299
                                                             ------------      ------------
          Total shareholders' equity                              927,031         1,132,148
                                                             ------------      ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $  2,018,557      $  2,029,412
                                                             ============      ============

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands, Except Per Share Data)

                                                                    QUARTER ENDED                    TWELVE MONTHS ENDED
                                                                       MARCH 31,                          MARCH 31,
                                                            -----------------------------       -----------------------------
                                                                2008              2007              2008               2007
                                                            -----------       -----------       -----------       -----------
REVENUES:
  Software license fees                                     $   100,794       $    73,225       $   297,506       $   283,412
  Maintenance fees                                              126,311           117,713           476,374           457,594
  Professional services fees                                    111,811           122,091           455,731           471,996
                                                            -----------       -----------       -----------       -----------
       Total revenues                                           338,916           313,029         1,229,611         1,213,002
                                                            -----------       -----------       -----------       -----------

OPERATING EXPENSES:
  Cost of software license fees                                   6,815             7,457            30,475            28,581
  Cost of maintenance fees                                       13,190            11,454            46,300            41,533
  Cost of professional services                                 104,169           107,280           413,921           420,729
  Technology development and support                             23,998            30,167           101,132           114,071
  Sales and marketing                                            71,220            74,905           267,800           281,730
  Administrative and general                                     48,076            50,055           182,488           193,578
  Restructuring costs                                             3,000                              42,645
                                                            -----------       -----------       -----------       -----------
       Total operating expenses                                 270,468           281,318         1,084,761         1,080,222
                                                            -----------       -----------       -----------       -----------

INCOME FROM OPERATIONS                                           68,448            31,711           144,850           132,780
                                                            -----------       -----------       -----------       -----------

OTHER INCOME (EXPENSES)
 Interest income                                                  3,906             8,014            19,910            39,427
 Settlement                                                      16,160            10,598            16,160            10,598
 Gain on sale of investment in partially owned company                             11,250                              11,250
 Other                                                             (260)              (91)             (528)             (998)
                                                            -----------       -----------       -----------       -----------

OTHER INCOME, NET                                                19,806            29,771            35,542            60,277
                                                            -----------       -----------       -----------       -----------

INCOME BEFORE INCOME TAXES                                       88,254            61,482           180,392           193,057

INCOME TAX PROVISION (BENEFIT)                                   27,079            (5,994)           45,998            34,965
                                                            -----------       -----------       -----------       -----------

NET INCOME                                                  $    61,175       $    67,476       $   134,394       $   158,092
                                                            ===========       ===========       ===========       ===========

DILUTED EPS COMPUTATION
Numerator:  Net income                                      $    61,175       $    67,476       $   134,394       $   158,092
                                                            -----------       -----------       -----------       -----------
Denominator:
  Weighted-average common shares outstanding                    267,932           317,764           286,402           350,213
  Dilutive effect of stock options                                  800             1,512             1,226               754
                                                            -----------       -----------       -----------       -----------
  Total shares                                                  268,732           319,276           287,628           350,967
                                                            -----------       -----------       -----------       -----------
Diluted EPS                                                 $      0.23       $      0.21       $      0.47       $      0.45
                                                            ===========       ===========       ===========       ===========

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                                                        TWELVE MONTHS ENDED
                                                                                             MARCH 31,
                                                                                  -------------------------------
                                                                                      2008               2007
                                                                                  ------------       ------------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
  Net income                                                                      $    134,394       $    158,092
  Adjustments to reconcile net income to cash provided
      by operations:
      Depreciation and amortization                                                     55,167             55,026
      Property and equipment impairment associated with restructuring                    2,981
      Capitalized software impairment                                                    3,873
      Gain on sale of investment in partially owned company                                               (11,250)
      Acquisition tax benefits                                                           5,090              5,257
      Stock option compensation                                                         11,553              9,432
      Deferred income taxes                                                             (2,022)             6,953
      Other                                                                              1,474                 (8)
      Net change in assets and liabilities, net of effects from acquisitions and currency fluctuations:
          Accounts receivable                                                          (64,019)            61,202
          Prepaid expenses and other current assets                                     (7,120)           (13,857)
          Other assets                                                                     640             (1,211)
          Accounts payable and accrued expenses                                           (837)           (46,483)
          Deferred revenue                                                              64,875            (38,448)
          Income taxes                                                                  28,641             20,027
                                                                                  ------------       ------------
             Net cash provided by operating activities                                 234,690            204,732
                                                                                  ------------       ------------

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
  Purchase of:
      Businesses, net of cash acquired                                                  (4,649)           (51,818)
      Property and equipment                                                           (10,498)           (18,590)
      Capitalized software                                                             (14,359)           (21,457)
  Proceeds from sale of property                                                                           15,466
  Proceeds from sale of investment in partially owned company                                              11,250
  Investments:
      Proceeds                                                                         106,717            495,371
      Purchases                                                                                          (376,387)
                                                                                  ------------       ------------
             Net cash provided by investing activities                                  77,211             53,835
                                                                                  ------------       ------------

CASH FLOWS USED IN FINANCING ACTIVITIES:
  Net proceeds from exercise of stock options including excess tax benefits             67,178             54,364
  Contribution to stock purchase plans                                                   4,066              4,635
  Repurchase of common stock                                                          (440,988)          (676,757)
                                                                                  ------------       ------------
             Net cash used in financing activities                                    (369,744)          (617,758)
                                                                                  ------------       ------------

 EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                13,105              7,810
                                                                                  ------------       ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                              (44,738)          (351,381)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                       260,681            612,062
                                                                                  ------------       ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                        $    215,943       $    260,681
                                                                                  ============       ============

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                             OPERATIONAL HIGHLIGHTS
                         (dollar amounts in thousands)


                                                      QUARTER ENDED
                                               ----------------------------                         QUARTER ENDED
                                               MARCH 31,         MARCH 31,            YR - YR        DECEMBER 31          QTR - QTR
                                                 2008              2007               % Change          2007               % Change
                                               ---------         ---------            -------       -------------         ---------
License Fees:
  Distributed Product License Fees
   Vantage                                    $    23,510       $    19,407              21.1%       $    20,018             17.4%
   Changepoint                                      3,296             3,628              (9.2%)            3,781            (12.8%)
   Quality                                          8,218             8,079               1.7%             7,231             13.6%
   Uniface                                          4,464             5,900             (24.3%)            3,890             14.8%
   DevPartner                                       2,385             3,305             (27.8%)            2,607             (8.5%)
                                              -----------       -----------                          -----------
  Total Distributed Product License Fees           41,873            40,319               3.9%            37,527             11.6%
  Mainframe Product License Fees                   58,921            32,906              79.1%            41,898             40.6%
                                              -----------       -----------                          -----------
Total License Fees                                100,794            73,225              37.6%            79,425             26.9%

Maintenance Fees                                  126,311           117,713               7.3%           120,026              5.2%
                                              -----------       -----------                          -----------
Total Products Revenue                        $   227,105       $   190,938              18.9%       $   199,451             13.9%
                                              ===========       ===========                          ===========

Total Mainframe Products Revenue              $   147,247       $   118,926              23.8%       $   125,710             17.1%
Total Distributed Products Revenue            $    79,858       $    72,012              10.9%       $    73,741              8.3%

Total Products Revenue by Geography
   North America                              $   113,485       $   100,971              12.4%       $    97,898             15.9%
   International                              $   113,620       $    89,967              26.3%       $   101,553             11.9%

Product Releases
   Mainframe                                            7                 5              40.0%                 2            250.0%
   Distributed                                          2                12             (83.3%)               12            (83.3%)

Total Costs of Software Products              $   115,223       $   123,983              (7.1%)      $   108,165              6.5%

Deferred license fees
   Current                                    $    68,885       $    71,550              (3.7%)      $    68,033              1.3%
   Long-term                                  $    60,237       $    44,304              36.0%       $    48,087             25.3%

   Deferred during quarter                    $    38,545       $    27,967              37.8%       $    38,064              1.3%
   Recognized during quarter                  $    28,760       $    24,736              16.3%       $    23,550             22.1%

Professional Services
   Professional Services Revenue              $   111,811       $   122,091              (8.4%)      $   109,884              1.8%
   Contribution Margin                                6.8%             12.1%                                 5.6%
   Billable Headcount                               3,171             3,465              (8.5%)            3,251             (2.5%)

Total Company Headcount                             6,344             7,539             (15.9%)            6,496             (2.3%)

Total DSO                                           142.1             121.0                                120.2
Total DSO (Billed)                                   76.9              56.3                                 55.1

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                               PRODUCT COMMITMENTS
                                 (In Thousands)

                                                                        QUARTER ENDED                  TWELVE MONTHS ENDED
                                                                 ----------------------------      ----------------------------
                                                                  MARCH 31,        MARCH 31,        MARCH 31,        MARCH 31,
                                                                    2008              2007            2008             2007
                                                                 -----------      -----------      -----------      -----------
License revenue                                                  $   100,794      $    73,225      $   297,506      $   283,412

      Change in deferred license                                       9,786            3,231            5,033          (17,960)
                                                                 -----------      -----------      -----------      -----------

License contracts entered into during period                         110,580           76,456          302,539          265,452
                                                                 -----------      -----------      -----------      -----------

Maintenance revenue                                                  126,311          117,713          476,374          457,594

      Change in deferred maintenance                                  77,259           16,370           49,671          (24,931)
                                                                 -----------      -----------      -----------      -----------

Maintenance contracts & renewals entered into during period          203,570          134,083          526,045          432,663
                                                                 -----------      -----------      -----------      -----------

Total products commitments during period                         $   314,150      $   210,539      $   828,584      $   698,115
                                                                 ===========      ===========      ===========      ===========

As Compuware continues to emphasize solution selling, deals are becoming more complex, increasing the likelihood that software transactions will be recognized ratably over the maintenance term. Therefore to understand the health of Compuware's software business, we believe it is important to also consider the amount of product commitments during the reported periods. Compuware now evaluates company performance for purposes of executive bonuses based in part on product commitments for the fiscal year.

Prior periods were adjusted to conform with current period presentation.

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                     RECONCILIATION OF NON-GAAP INFORMATION
                      (In Thousands, Except Per Share Data)

                                                             QUARTER ENDED                  TWELVE MONTHS ENDED
                                                                MARCH 31,                         MARCH 31,
                                                       ----------------------------      ----------------------------
Net income reconciliation:                                 2008             2007            2008              2007
                                                       -----------      -----------      -----------      -----------
      GAAP net income                                  $    61,175      $    67,476      $   134,394      $   158,092

      Restructuring costs, net of tax                        1,950                            27,719

      Capitalized software impairment, net of tax                                              2,517
                                                       -----------      -----------      -----------      -----------

      Net income as adjusted                           $    63,125      $    67,476      $   164,630      $   158,092
                                                       ===========      ===========      ===========      ===========

EPS reconciliation:

      GAAP diluted EPS                                 $      0.23      $      0.21      $      0.47      $      0.45

      Restructuring costs, net of tax                                                           0.09

      Capitalized software impairment, net of tax                                               0.01
                                                       -----------      -----------      -----------      -----------

      Diluted EPS as adjusted                          $      0.23      $      0.21      $      0.57      $      0.45
                                                       ===========      ===========      ===========      ===========

Compuware initiated a restructuring plan in FY08. Our non-GAAP disclosures exclude these charges, primarily employee termination benefits, facilities costs (primarily lease abandonments and property and equipment impairment) and capitalized software impairment. We believe it is useful to exclude these costs when evaluating overall performance.